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ADVISORY TAX AUDIT

March 28, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Brand Engagement Network Inc. (the "Company") included under Item 4.01 of its Form 8-K dated March 28, 2024. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on March 28, 2024. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

WithumSmith+Brown, PC

WithumSmith+Brown, PC